Exhibit 99.1

Thor Industries Provides Operations Update

ELKHART, Ind., March 23, 2020 /PRNewswire/ -- Thor Industries, Inc. (NYSE: THO) today provided an operations update in response to the evolving conditions relating to the coronavirus (COVID-19) pandemic.

Production Shutdown

"As the coronavirus pandemic continues to evolve, Thor remains focused on the safety of its employees, their families, and all of the communities in which we operate. The concern for the safety of our people is always paramount but the situation of today is unique and calls for action. As state governments, including Indiana and Ohio where a substantial number of our production facilities exist, declare statewide emergencies requiring their citizens to stay at home except for limited circumstances, Thor is today announcing the temporary suspension of all of its production in North America. Additionally, a substantial portion of our production in Europe is temporarily suspended as well," said Bob Martin, President and CEO of Thor Industries.

Maintaining a Positive Long-term Outlook

"Prior to the onset of the coronavirus, we were hearing reports of strong early season results and high optimism from our dealers in North American and in our primary sales areas within Europe. The inventory glut in the retail channel had been sold through, and inventory levels were considered to be in a balanced position in both North America and Europe. While circumstances have obviously changed and we could not have anticipated current conditions and the impact on the RV industry and our Company, our variable cost model and the flexibility it provides to reduce, or ramp up, production quickly as market conditions change are a key benefit to Thor as we, our employees, dealers and customers all adapt to the new challenges the pandemic is creating. We will continue to monitor the COVID-19 situation closely, including the work of the CDC, World Health Organization, and other government agencies, and will update our actions and policies as appropriate.

"We believe the long-term RV market will be robust once again, and when that time comes, we will take advantage of our flexible business model to quickly resume production to meet dealer orders. As we look to the future when we are past the coronavirus pandemic, we remain optimistic about the long-term outlook for both Thor and the RV industry," Martin concluded.

About Thor Industries, Inc.

Thor is the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements

This document includes certain statements that are "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations; raw material, commodity or chassis supply restrictions; component supply disruption related to the coronavirus outbreak; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers; restrictive lending practices; management changes; the success of new and existing products, services and production facilities; consumer preferences; the ability to efficiently utilize existing production facilities; the pace of acquisitions and the successful closing, integration and financial impact thereof; the potential loss of existing customers of acquisitions; our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; equity investment impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are sold; the impact of changing emissions and other regulatory standards in the various jurisdictions in which our products are sold; and changes to our investment and capital allocation strategies or other facets of our strategic plan. Additional risks and uncertainties surrounding the acquisition of Erwin Hymer Group SE ("EHG") include risks regarding the potential benefits of the acquisition and the anticipated operating synergies, the integration of the business, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and EHG's business. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2019 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ended January 31, 2020.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact
Investor Relations:
Mark Trinske, Vice President of Investor Relations
mtrinske@thorindustries.com
(574) 970-7912